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                                                            Exhibit 24(b)(15)(b)

                                   APPENDIX B

                 Agreement With Respect to Investment Shares of
                                       of
                                 THE KENT FUNDS


BISYS Fund Services Limited Partnership
3435 Stelzer Road
Columbus, OH  43219

Gentlemen:

     We wish to enter into this Agreement ("Agreement") with you concerning the provision, to the extent provided below, of distribution services to our clients ("Clients") who may from time to time beneficially own Investment Shares of the portfolios (collectively the "Funds") offered by The Kent Funds (the "Trust") of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and the exclusive agent for the continuous distribution of said shares. Investment Shares of the Funds are hereinafter referred to "Shares."

     The terms and conditions of this Agreement are as follows:

     Section 1. We agree to provide(1): (a) reasonable assistance in connection with the distribution of Shares to Clients as requested from time to time by you, which assistance may include forwarding sales literature and advertising provided by you to Clients; and (b) the following support services to Clients who may from time to time acquire and beneficially own Shares: (i) establishing and maintaining accounts and records relating to Clients that invest in Shares;
(ii) processing dividend and distribution payments from the Funds on behalf of Clients; (iii) providing information periodically to Clients regarding their positions in Shares; (iv) arranging for bank wires; (v) responding to Client inquiries concerning their investments in Shares; (vi) providing the information to the Funds necessary for accounting or subaccounting; (vii) assisting in processing exchange and redemption requests from Clients; (viii) assisting Clients in changing dividend options, account designations and addresses; and (ix) providing such other similar personal services to shareholders as you may reasonably request to the extent we are permitted to do so under applicable statutes, rules and regulations.

     Section 2. We will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in our

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1. Services may be modified or omitted in the particular case and items relettered or renumbered.


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business, or any personnel employed by us) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

     Section 3. Neither we nor any of our officers, employees or agents are authorized to make any representations concerning you or the Shares except those contained in the Funds' applicable prospectuses and statements of additional information for the Shares, copies of which will be supplied by you to us, or in such supplemental literature or advertising as may be authorized by you in writing.

     Section 4. For all purposes of this Agreement we will be deemed to be an independent contractor, and will have no authority to act as agent for you or the Funds in any matter or in any respect. We and our employees will, upon request, be available during normal business hours to consult with you or your designees concerning the performance of our responsibilities under this Agreement.

     Section 5. In consideration of the services and facilities provided by us hereunder, you will pay to us, and we will accept as full payment therefor, a fee at the annual rate of 0.25% of 1% of the average daily net asset value of the Shares beneficially owned by our Clients for whom we are the dealer of record or holder of record or with whom we have a servicing relationship (the "Clients' Shares"). Said fee will be computed daily and payable monthly. For purposes of determining the fee payable under this Section 5, the average daily net asset value of the Clients' Shares will be computed in the manner specified in the Funds' Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of the particular Shares involved for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by you, in your sole discretion, at any time upon notice to us. Further, you may, in your discretion and without notice, suspend or withdraw the sale of Shares, including the sale of Shares for the account of any Client or Clients.

     Section 6. We acknowledge that you will provide to the Trust's board of trustees, and the board of trustees will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with you and your designees (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Trust's board of trustees concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law. We will be responsible for promptly reporting to you and the Trust's board of trustees any potential or existing conflicts with respect to the investments of our customers in the Funds.

     Section 7. You may enter into other similar Agreements with any other person or persons without our consent.

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     Section 8.  We hereby represent, warrant and agree that the compensation payable to us hereunder, together with any other compensation payable to us by our Clients in connection with the investment of their assets in Shares of the Funds, will be disclosed by us to our Clients, will be authorized by our Clients and will not result in an excessive or unreasonable fee to us. In addition, we understand that this Agreement has been entered into in reliance on Rule 12b-1 under the Act and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission. We will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless we have obtained the licenses required by such law.

     Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by you or your designee. Unless sooner terminated, this Agreement will continue until December 31st of this year, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Trust in the manner described in Section 12. This Agreement is terminable with respect to the Shares of any Fund, without penalty, at any time by the Trust (which termination may be by a vote of a majority of the Disinterested Trustees as defined in Section 12 or by vote of the holders of a majority of the outstanding Shares of such Fund) or by us or you upon notice to the other party hereto. This Agreement will also terminate automatically in the event of its assignment (as defined in the Act).

     Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

     Section 11. This Agreement will be construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.


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     Section 12.  This Agreement has been approved by vote of a majority of (i)
the Trust's board of trustees and (ii) those trustees of the Trust who are not "interested persons" (as defined in the Act) of the Trust and have no direct or indirect financial interest in the operation of the Amended and Restated Distribution Plan adopted by the Trust regarding the provision of distribution and support services in connection with the Shares or in any agreement related thereto cast in person at a meeting called for the purpose of voting on such approval ("Disinterested Trustees").


                                     Very truly yours,


                                     __________________________________________
                                     Service Organization Name
                                     (Please Print or Type)


                                     __________________________________________
                                     Address


                                     __________________________________________
                                     City       State      Zip Code





Date:______________________          By:  _____________________________________
                                          Authorized Signature



NOTE: Please return both signed copies of this Agreement to BISYS Fund Services Limited Partnership. Upon acceptance one countersigned copy will be returned for your files.


                                     Accepted:

                                     BISYS FUND SERVICES
                                     LIMITED PARTNERSHIP


Date: ____________________           By: ______________________________________



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                              THE KENT FUNDS

                               AUTHORIZATION


The following person or persons represent(s) and warrant(s) that he (they) are fully authorized to purchase or redeem Shares on behalf of the beneficial owners.



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